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                                                                    Exhibit 99.1

PROXY

                          GREAT PLAINS SOFTWARE, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                           WEDNESDAY, MARCH 28, 2001

     The undersigned hereby appoint(s) Douglas J. Burgum and Tami L. Reller and each of them as proxies, with the power to act alone and with full power of substitution, to represent and vote as designated all shares of common stock of Great Plains Software, Inc. that the undersigned is entitled to vote at the special meeting of Great Plains shareholders to be held at Ramada Plaza Suites, 1635 42nd Street S.W., Fargo, North Dakota at 2 p.m. Central time on Wednesday, March 28, 2001, or any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the special meeting, and hereby revokes all former proxies.

               IMPORTANT-PLEASE DATE AND SIGN ON THE OTHER SIDE

               SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
           DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO
          DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL
                           OF THE MERGER AGREEMENT.

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                           . FOLD AND DETACH HERE .





                          GREAT PLAINS SOFTWARE, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                           Wednesday, March 28, 2001

                              2 p.m. Central time

                              Ramada Plaza Suites
                              1635 42nd Street S.W.
                              Fargo, North Dakota
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The Board of Directors recommends a vote "FOR" approval of the merger agreement.

                                                                Please mark
                                                                 your votes  [X]
                                                               as indicated

1. Proposal to approve the agreement and plan of reorganization dated December 21, 2000 among Great Plains, Microsoft Corporation and a subsidiary of Microsoft and the transactions contemplated thereby, as more particularly described in the proxy statement of Great Plains and prospectus of Microsoft dated February 22, 2001.


                    FOR           AGAINST           ABSTAIN
                    [ ]             [ ]               [ ]

                                       The undersigned acknowledges receipt of
                                       the combined Notice of Special Meeting of Shareholders and Proxy
                                       Statement/Prospectus that accompanies
                                       this Proxy.

                                       Date:                              , 2001
                                             -----------------------------


                                       -----------------------------------------
                                                    Signature(s)

                                       -----------------------------------------
                                                    Signature(s)

                                       Please sign your name exactly as it
                                       appears hereon. Attorneys, trustees,
                                       executors and other fiduciaries, and
                                       persons signing on behalf of corporations and partnerships, should sign their names and give their titles. If shares are held by two or more persons, each person must sign.

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              . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .

                            YOUR VOTE IS IMPORTANT!

                      YOU CAN VOTE IN ONE OF THREE WAYS:

                               VOTE BY INTERNET
           24 hours a day, 7 days a week, until 3 p.m. Central time
                          on Tuesday, March 27, 2001.

Follow the instructions at our Internet Address: http://www.proxyvoting.com/GPSI You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.

                                      or

                                 VOTE BY PHONE
                         HAVE YOUR PROXY CARD IN HAND

            Call toll-free 1-800-840-1208 on a touch tone telephone


           24 hours a day, 7 days a week, until 3 p.m. Central time
                          on Tuesday March 27, 2001.

                   There is NO CHARGE to you for this call.
You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form. Follow the recorded instructions

                                      or

                              VOTE BY PROXY CARD
  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


NOTE: If you voted by internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.


THANK YOU FOR VOTING.